Exhibit 99.5

Item 1A.	Pro Forma Financial Information (Unaudited)

Page
Restated Unaudited Condensed Consolidated Pro Forma Statements of Income For The Three Month and The Six Month Periods Ended June 30, 2006	2

Restated Unaudited Condensed Consolidated Pro Forma Statements of Financial Condition at June 30, 2006	4

The following pro forma financial information has been revised for the effects of the restatement, as discussed in Note 2 to the Unaudited Combined and Consolidated Financial Statements of Protego Historical as of and for the three and six months ended June 30, 2006 included as Exhibit 99.3 to this current report on Form 8-K. Please refer to the Evercore Partners Inc. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 for more recent information.

The unaudited condensed consolidated pro forma financial information of Evercore Partners Inc. should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Evercore Holdings and Protego Historical financial statements and related notes included elsewhere in this Form 10-Q.

As described below and elsewhere in this quarterly report on Form 10-Q, the historical results of operations for periods prior to August 10, 2006, the date of the Reorganization, are not comparable to results of operations for subsequent periods. Accordingly, for periods prior to August 10, 2006, Evercore believes that pro forma results provide the most meaningful basis for comparison of historical periods.

The following unaudited condensed consolidated pro forma statements of income for the three month and the six month periods ended June 30, 2006, and the unaudited condensed consolidated pro forma statements of financial condition at June 30, 2006 present the consolidated results of operations and financial position of Evercore Partners Inc. assuming that the Reorganization had been completed as of January 1, 2006. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of the reorganization transactions on the historical financial information of Evercore. The adjustments are described in the notes to the unaudited condensed consolidated pro forma statements of income and financial condition. The Evercore LP pro forma adjustments principally give effect to the following items:

•

the Formation Transaction described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reorganization”, including the elimination of the financial results of the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, which was not contributed to Evercore LP, and the cash distribution of pre-offering profits to our Senior Managing Directors; and

•

the Protego Combination described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reorganization”, including certain purchase accounting adjustments such as the allocation of the purchase price to acquired assets and assumed liabilities.

The Evercore Partners Inc. pro forma adjustments principally give effect to the Formation Transaction and the Protego Combination described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reorganization” as well as the following items:

•

in the case of the unaudited condensed consolidated pro forma statements of income data, total compensation and benefits expenses at 50% of our net revenue, which gives effect to our policy following the initial public offering to set our total compensation and benefits expenses at a level not to exceed 50% of our net revenue each year (excluding for purposes of this calculation, any revenue or compensation and benefits expense relating to gains or losses on investments or carried interest), and we initially expect to accrue compensation and benefits expense equal to 50% of our net revenue following the initial public offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating Expenses—Employee Compensation and Benefits Expense”;

•

in the case of the unaudited condensed consolidated pro forma statements of income data, a provision for corporate income taxes at an effective tax rate of 44%, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. federal tax benefit; and

•

the initial public offering and our use of a portion of the proceeds to repay debt as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating Expenses—Liquidity and Capital Resources”.

The unaudited condensed consolidated pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Evercore that would have occurred had we operated as a public company during the periods presented. The unaudited condensed consolidated pro forma financial information should not be relied upon as being indicative of our results of operations or financial condition had the transactions contemplated in connection with the Reorganization been completed on the dates assumed. The unaudited condensed consolidated pro forma financial information also does not project the results of operations or financial position for any future period or date.

Restatement. Protego Asesores, S.A. de C.V. (“Asesores”), through its subsidiary Protego Casa de Bolsa, S. A. de C. V. (“PCB”), enters into repurchase agreements with clients whereby PCB transfers to the clients securities (typically, Mexican government securities) in exchange for cash and concurrently agrees to repurchase the securities at a future date for an amount equal to the cash exchanged plus a stipulated premium or interest factor. PCB deploys the cash received from, and acquires the securities deliverable to clients under these repurchase arrangements by purchasing securities in the open market or by entering into reverse repurchase agreements with unrelated third parties. PCB accounts for these repurchase and reverse repurchase agreements as collateralized financing transactions. PCB recorded a liability in the Combined and Consolidated Statements of Financial Position in relation to repurchase transactions executed with clients as securities sold under agreements to repurchase. PCB recorded as assets in the Combined and Consolidated Statements of Financial Position financial instruments owned and pledged as collateral at fair value (where it has acquired the securities deliverable to clients under these repurchase arrangements by purchasing securities in the open market) and securities purchased under agreements to resell (where it has acquired the securities deliverable to clients under these resell agreements by entering into reverse repurchase agreements with unrelated third parties). As of June 30, 2006, PCB had $264.9 million of repurchase transactions executed with clients, of which $131.7 million related to securities PCB purchased in the open market and $133.1 million of reverse repurchase transactions with third parties. Net income for the period includes interest income earned and interest expense incurred under these agreements. Previously, Asesores accounted for these arrangements on a net basis instead of recording separate assets and liabilities or separately recording revenue for the interest earned and the associated interest expense as an offset to total revenue.

Upon consideration of Financial Interpretation No. 41 (“FIN 41”) and the provisions of SFAS No. 140, Asesores has determined that the historical combined and consolidated financial statements of Asesores as of and for the three months and the six months ended June 30, 2006 should have reflected these transactions on a gross basis and has restated certain financial information in accordance with SFAS No. 154 for the three and six months ended June 30, 2006.

Unaudited Condensed Consolidated Pro Forma Statements of Income

Six Months Ended June 30, 2006

	(dollars in thousands, except per share data)
	Evercore Holdings Historical	Adjustments for Formation		Evercore Post Formation	Protego Historical	Protego Combination Adjustments		Protego as Adjusted	Evercore LP Pro Forma	Adjustments For Offering		Evercore Partners Inc. Pro Forma
					Restated			Restated	Restated			Restated
Advisory Revenue	$72,570	$—		$72,570	$5,835	$—		$5,835	$78,405	$—		$78,405
Investment Management Revenue	16,246	(4,943	)(a)	11,303	1,361	—		1,361	12,664	—		12,664
Interest Income and Other Revenue	300	—		300	4,349	—		4,349	4,649	—		4,649

Total Revenues	89,116	(4,943)		84,173	11,545	—		11,545	95,718	—		95,718
Interest Expense	—	—		—	4,030	—		4,030	4,030	—		4,030

Net Revenues	89,116	(4,943)		84,173	7,515	—		7,515	91,688	—		91,688

Compensation and Benefits	16,852	—		16,852	3,841	—		3,841	20,693	25,151	(f)	45,844
Professional Fees	10,721	—		10,721	592	—		592	11,313	—		11,313
Other Operating Expenses	9,059	(26	)(a)	9,033	1,542	—		1,542	10,575	—		10,575
Amortization of Intangibles	—	—		—	—	2,739	(c)	2,739	2,739	—		2,739

Total Expenses	36,632	(26)		36,606	5,975	2,739		8,714	45,320	25,151		70,471

Income Before Minority Interest and Income Taxes	52,484	(4,917)		47,567	1,540	(2,739)		(1,199)	46,368	(25,151)		21,217
Minority Interest	(1)	1	(a)	—	(416)	161	(d)	(255)	(255)	15,365	(g)	15,110

Income Before Income Taxes	52,485	(4,918)		47,567	1,956	(2,900)		(944)	46,623	(40,516)		6,107
Provision for Income Taxes	1,884	(106	)(b)	1,778	770	—	(e)	770	2,548	635	(h)	3,183

Net Income	$50,601	$(4,812)		$45,789	$1,186	$(2,900)		$(1,714)	$44,075	$(41,151)		$2,924

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	—	—		—	—	—		—	—	—		4,795	(i)
Diluted	—	—		—	—	—		—	—	—		4,795	(i)
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic	—	—		—	—	—		—	—	—		$0.61	(i)
Diluted	—	—		—	—	—		—	—	—		$0.61	(i)

See notes to unaudited condensed consolidated pro forma statements of income.

Unaudited Condensed Consolidated Pro Forma Statements of Income

Three Months Ended June 30, 2006

	(dollars in thousands, except per share data)
	Evercore Holdings Historical	Adjustment for Formation		Evercore Post Formation	Protego Historical	Protego Combination Adjustments		Protego as Adjusted	Evercore LP Pro Forma	Adjustments for Offering		Evercore Partners Inc. Pro Forma
					Restated			Restated	Restated			Restated
Advisory Revenue	$40,173	$—		$40,173	$3,546	$—		$3,546	$43,719	$—		$43,719
Investment Management Revenue	3,138	173	(a)	3,311	572	—		572	3,883	—		3,883
Interest Income and Other Revenue	179	—		179	3,125	—		3,125	3,304	—		3,304

Total Revenues	43,490	173		43,663	7,243	—		7,243	50,906	—		50,906
Interest Expense	—	—		—	2,969	—		2,969	2,969	—		2,969

Net Revenues	43,490	173		43,663	4,274	—		4,274	47,937	—		47,937

Compensation and Benefits	8,093	—		8,093	2,262	—		2,262	10,355	13,614	(f)	23,969
Professional Fees	5,053	—		5,053	—	—		—	5,053	—		5,053
Other Operating Expenses	4,780	(11	)(a)	4,769	762	—		762	5,531	—		5,531
Amortization of Intangibles	—	—		—	—	1,370	(c)	1,370	1,370	—		1,370

Total Expenses	17,926	(11)		17,915	3,024	1,370		4,394	22,309	13,614		35,923

Income Before Minority Interest and Income Taxes	25,564	184		25,748	1,250	(1,370)		(120)	25,628	(13,614)		12,014
Minority Interest	6	(6	)(a)	—	(224)	87	(d)	(137)	(137)	8,697	(g)	8,560

Income Before Income Taxes	25,558	190		25,748	1,474	(1,457)		17	25,765	(22,311)		3,454
Provision for Income Taxes	905	(35	)(b)	870	534	—	(e)	534	1,404	397	(h)	1,801

Net Income	$24,653	$225		$24,878	$940	$(1,457)		$(517)	$24,361	$(22,708)		$1,653

Weighted Average Shares of Class A Common Stock Outstanding:
Basic												4,795	(i)
Diluted												4,795	(i)
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic												$0.34	(i)
Diluted												$0.34	(i)

See notes to unaudited condensed consolidated pro forma statements of income.

Unaudited Condensed Consolidated Pro Forma Statements of Financial Condition

As of June 30, 2006

	(dollars in thousands, except per share data)
	Evercore Holdings Historical	Adjustments for Formation		Evercore Post Formation		Protego Historical	Protego Combination Adjustments (m)			Protego as Adjusted	Evercore LP Pro Forma	Adjustments for Offering		Evercore Partners Inc. Pro Forma
						Restated				Restated	Restated			Restated
Cash and Cash Equivalents	$16,357	$(14,838	)(j)(k)	$1,519		$4,169		$(4,169	)(m)	$—	$1,519	$49,606	(u)(v)	$51,125
Financial Instruments Owned and Pledged as Collateral at Fair Value	—	—		—		131,741		—		131,741	131,741	—		131,741
Securities Purchased Under Agreements to Resell	—	—		—		133,066		—		133,066	133,066	—		133,066
Accounts Receivable	17,519	(4,545	)(k)	12,974		2,791		(400	)(m)	2,391	15,365			15,365
Investments at Fair Value	30,096	(16,757	)(j)	13,339		1,267				1,267	14,606			14,606
Goodwill	—	—		—				31,470	(n)	31,470	31,470			31,470
Intangible Assets				—				3,770	(o)	3,770	3,770			3,770
Other Assets	19,930	(2	)(j)	19,928		1,924		(3,112	)(p)	(1,188)	18,740	(5,416	)(w)	13,324

Total Assets	$83,902	$(36,142)		$47,760		$274,958		$27,559		$302,517	$350,277	$44,190		$394,467

Short-Term Borrowings	$30,000	$—		$30,000		$	$			$	$30,000	$(30,000	)(v)	$—
Accrued Compensation and Benefits	10,607	—		10,607		512				512	11,119			11,119
Accounts Payable and Accrued Expenses	12,882	—		12,882		741				741	13,623			13,623
Securities Sold Under Agreements to Repurchase	—	—		—		264,860		—		264,860	264,860	—		264,860
Notes Payable	—	—		—				7,000	(q)	7,000	7,000	(7,000	)(v)	—
Other Liabilities	1,900	(89	)(j)	1,811		1,055				1,055	2,866			2,866

Total Liabilities	55,389	(89)		55,300		267,168		7,000		274,168	329,468	(37,000)		292,468

Minority Interest	273	(273	)(j)	—		1,371		(532	)(r)	839	839	19,970	(x)	20,809

Members’ Capital	28,119	(35,780	)(j)(k)	(7,661	)(l)			27,510	(s)	27,510	19,849	(19,849	)(x)	—
Retained Earnings						6,485		(6,485	)(t)(m)	—	—	(4,338	)(y)	(4,338)
Accumulated Other Comprehensive Income	121	—		121		(74)		74	(t)	—	121	(121	)(x)	—
Class A Common Stock, $0.01 par value per share		—		—						—	—	45	(u)(v)	45
Class B Common Stock, $0.01 par value per share	—	—		—						—	—			—
Restricted Stock Units												4,338	(y)	4,338
Additional Paid-in-Capital	—	—		—		8		(8	)(t)	—	—	81,145	(u)(v)(w)	81,145

Total Stockholders’ Equity	28,240	(35,780)		(7,540)		6,419		21,091		27,510	19,970	61,220		81,190

Total Liabilities and Stockholders’ Equity	$83,902	$(36,142)		$47,760		$274,958		$27,559		$302,517	$350,277	$44,190		$394,467

See notes to unaudited condensed consolidated pro forma statement of financial condition.

Notes to Unaudited Condensed Consolidated Pro Forma Statements of Income (dollars in thousands, unless otherwise noted):

(a)	Adjustment reflects the elimination of the historical results of operations for the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, specifically, Evercore Founders LLC and Evercore Founders Cayman Limited, which will not be contributed to Evercore LP. For the six months ended June 30, 2006, this adjustment reflects $4,943 of net gains associated with carried interest and portfolio investments, $1 minority interest, and $26 of general partnership level expenses. For the three months ended June 30, 2006, this adjustment reflects $173 of net losses associated with carried interest and portfolio investments, $(6) of minority interest and $11 of general partnership level expenses.

(b)	Adjustment reflects the tax impact on Evercore LP’s New York City Unincorporated Business Tax, or “UBT”, associated with adjustments for the Formation Transaction, including the New York City tax impact of converting the subchapter S corporations to limited liability companies. Since the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities, Evercore’s income has not been subject to U.S. federal and state income taxes. Taxes related to income earned by limited liability companies and partnerships represent obligations of the individual Senior Managing Directors. Income taxes shown on Evercore Holdings’ historical combined statements of income are attributable to the New York City UBT, attributable to Evercore’s operations apportioned to New York City.

(c)	Reflects the amortization of intangible assets acquired in conjunction with the purchase of Protego with an estimated useful life ranging from 0.5 years to five years. The intangible assets with finite useful lives include the following asset types: client backlog and relationships, broker dealer license and non-competition and non-solicitation agreements. See Notes (e) and (o) under “Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition”.

(d)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary that Evercore acquired as part of the Protego Combination.

(e)	For tax purposes, no tax benefit will be realized related to the intangible assets acquired by Evercore LP in conjunction with the Protego Combination. However, a tax benefit will be realized by Evercore Partners Inc. upon consummation of the initial public offering. See Note (h).

(f)	Historically the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities. Accordingly, payments for services rendered by our Senior Managing Directors generally have been accounted for as distributions of members’ capital rather than as compensation expense. Following the initial public offering, we are including all payments for services rendered by our Senior Managing Directors in compensation and benefits expense. Our policy is to set our total employee compensation and benefits expense at a level not to exceed 50% of our net revenue each year (excluding, for purposes of this calculation, any revenue or compensation and benefits expense relating to gains (or losses) on investments or carried interest), and we initially expect to accrue compensation and benefits expense equal to 50% of our net revenue following the initial public offering. However, we may record compensation and benefits expense in excess of this percentage to the extent that such expense is incurred due to a significant expansion of our business or to any vesting of the partnership units to be held by our Senior Managing Directors or restricted stock units to be received by our non-Senior Managing Director employees at the time of the initial public offering. We may change this policy in the future. An adjustment has been made to Evercore Partners Inc. to reflect total compensation and benefits expense as 50% of net revenue. See Note (y) under “Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition”.

	Three Months Ended June 30, 2006			Six Months Ended June 30, 2006
	Evercore	Protego	Total	Evercore	Protego	Total
Post Formation Net Revenues	$43,663		$43,663	$84,173		$84,173
Historical Net Revenues		$4,274	4,274		$7,515	7,515

Compensation Expense Threshold – 50%	21,832	2,137	23,969	42,087	3,758	45,844
Historical Compensation and Benefits	(8,093)	(2,262)	(10,355)	(16,852)	(3,841)	(20,693)

Total Pro Forma Compensation and Benefits Expense Adjustment	$13,739	$(125)	$13,614	$25,235	$(83)	$25,151

(g)	Reflects an adjustment to record the 74.5% minority interest ownership of our Senior Managing Directors in Evercore LP relating to their vested partnership units, assuming 4,587,738 shares of Class A common stock are outstanding after the initial public offering. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis. Evercore Partners Inc.’s interest in Evercore LP is within the scope of EITF 04-5. Although Evercore Partners Inc. will have a minority economic interest in Evercore LP, it will have a majority voting interest and control the management of Evercore LP. Additionally, although the limited partners will have an economic majority of Evercore LP, they will not have the right to dissolve the partnership or substantive kick-out rights or participating rights, and therefore lack the ability to control Evercore LP. Accordingly, Evercore will consolidate Evercore LP and record minority interest for the economic interest in Evercore LP held directly by the Senior Managing Directors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(h)	As a limited liability company, partnership or sub-chapter S entity, we were generally not subject to income taxes except in foreign and local jurisdictions. An adjustment has been made to increase our effective tax rate to approximately 44%, which assumes that Evercore Partners Inc. is taxed as a C corporation at the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and is reflected net of U.S. federal tax benefit. There is no current foreign tax increase or benefits assumed with the Protego Combination as it relates to the effective tax rate. However, Evercore Partners Inc. will realize deferred tax increases or benefits upon the Protego Combination as it relates to the tax amortization of intangibles and goodwill over a 15 year straight-line basis. The holders of partnership units in Evercore LP, including Evercore Partners Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Evercore LP. In accordance with the partnership agreement pursuant to which Evercore LP will be governed, we intend to cause Evercore LP to make pro rata cash distributions to our Senior Managing Directors and Evercore Partners Inc. for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them. The following table reflects the adjustment to arrive at total income subject to tax for Evercore Partners Inc.:

	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006
Operating Income	$12,014	$21,217
Less Minority Interest	8,560	15,110

Total Income	$3,454	$6,107

(i)	For the purposes of the pro forma net income per share calculation, the weighted average shares outstanding, basic and diluted, are calculated based on:

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
	Evercore Partners Inc. Pro Forma		Evercore Partners Inc. Pro Forma
	Basic	Diluted	Basic	Diluted
Evercore Partners Inc. Shares of Class A Common Stock	45,238	45,238	45,238	45,238
Evercore Partners Inc. Restricted Stock Units – vested	207,116	207,116	207,116	207,116
Evercore LP Partnership Units – vested (1)	—	—	—	—
New Shares from Offering	4,542,500	4,542,500	4,542,500	4,542,500

Weighted Average Shares of Class A Common Stock Outstanding	4,794,854	4,794,854	4,794,854	4,794,854

(1)	13,430,500 vested Evercore LP partnership units are not included in the calculation of Weighted Average Shares of Class A Common Stock outstanding as they are antidilutive.

Of the 23,136,829 Evercore LP partnership units to be held by parties other than Evercore Partners Inc. immediately following the initial public offering, 13,430,500 will be fully vested and 9,706,329 will be unvested. We have concluded that at the current time it is not probable that the conditions relating to the vesting of these unvested partnership units will be achieved or satisfied and, accordingly, these unvested partnership units are not reflected as outstanding for purposes of calculating the minority interest for the economic interest in Evercore LP held by the limited partners. Any vesting of these unvested partnership units would significantly increase minority interest and reduce our net income and net income per share. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures—Operating Expenses—Employee Compensation and Benefits Expense.”

Basic and diluted net income per share are calculated as follows:

	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006
	Evercore Partners Inc. Pro Forma	Evercore Partners Inc. Pro Forma
Basic and Diluted Net Income Per Share
Net Income Available to Holders of Shares of Class A Common Stock	$1,653	$2,924
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	4,794,854	4,794,854
Basic and Diluted Net Income Per Share of Class A Common Stock	$0.34	$0.61

The vested Evercore LP partnership units that could potentially dilute basic net income per share were not included in the computation of diluted net income per share because to do so would have been antidilutive for the periods presented. The increase in net income available to holders of shares of Class A common stock due to the elimination of the minority interest associated with vested Evercore LP partnership units (offset by the associated tax effect) that is implied in calculating diluted net income per share assuming the exchange of Evercore LP partnership units for shares of Class A common stock is antidilutive notwithstanding the corresponding increase in weighted average shares of Class A common stock outstanding. We do not expect dilution to result from the exchange of Evercore LP partnership units for shares of Class A common stock.

The shares of Class B common stock have no right to receive dividends or a distribution on liquidation or winding up of Evercore Partners Inc. The shares of Class B common stock do not share in the earnings of Evercore Partners Inc. and no earnings are allocable to such class. Accordingly, pro forma basic and diluted net income per share of Class B common stock have not been presented.

Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition (dollars in thousands, unless otherwise noted):

(j)	The cash, investments, other assets, other liabilities, minority interest and members’ capital of the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures private equity funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund are eliminated for the presentation of the unaudited condensed consolidated pro forma statement of financial condition since these entities will not be contributed to Evercore LP.

(k)	Reflects the pro forma cash distribution of pre-offering profits defined as net income less net income derived from the general partners and certain other entities as described in Note (j) for the period January 1 through the closing of the Formation Transaction, in the amount of $19,327 as of June 30, 2006 to our Senior Managing Directors to be effected prior to the initial public offering. The distributions are to be funded with available cash, with the remainder to be funded by the assignment of interests in certain accounts receivable. The tables below reflect this pro forma distribution of year-to-date 2006 profits as of June 30, 2006.

Six Months Ended June 30, 2006
Pre-incorporation Profits
Evercore Holdings Historical Net Income	$50,601
Less: Net Income of General Partner Not Distributed	(4,918)

Pre-incorporation Profits to be Distributed	$45,683
Partner Distribution made in Q2 2006 Pertaining to Pre-incorporation Profits	(26,356)

Net Pre-incorporation profits distribution	$19,327

Six Months Ended June 30, 2006
Pre-incorporation Profits Consideration
Accounts Receivable	$4,545
Cash	14,782

Total	$19,327

(l)	The accumulated deficit represents cumulative distributions to members in excess of cumulative book income pertaining to periods prior to January 1, 2006.

(m)	Represents adjustments to recognize the acquisition of Protego, which includes a 70% majority interest in its asset management subsidiary.

The estimated fair value of consideration paid and the assets and liabilities acquired in connection with the Protego Combination were determined to establish the appropriate allocation of purchase price to the acquired assets over liabilities. The total consideration includes the non-interest bearing notes of $7.0 million, 1,760,187 vested Evercore LP units and direct costs incurred with the acquisition transaction. With respect to the $7.0 million in notes issued in consideration for the Protego Combination, $6.05 million we paid in cash and $0.95 million we paid in shares of Class A common stock valued at the initial public offering price of $21 per share. We would issue 45,238 shares of Class A common stock upon repayment of such notes at the closing of the initial public offering. The methodology to determine the estimated value of the vested Evercore LP units was to estimate the total value of the combined entity post Formation Transaction, including Protego, as of the date the contribution and sale agreement for the Protego Combination was signed and then multiply that percentage ownership implied by the vested units issued with respect to the Protego Combination to calculate the value of those partnership units. The purchase price was allocated to the acquired assets and liabilities based on fair value with any residual unallocated purchase price assigned to goodwill. The purchase price does not include 351,362 unvested Evercore LP partnership units issued by Evercore LP in connection with the acquisition, for which, among other things, employee service subsequent to the consummation date of the acquisition is required in order for the units to vest. The unvested partnership units of Evercore LP will be treated as expense and not part of the purchase price consideration. Expense will be charged at the time a vesting event occurs or, if earlier, at the time a vesting event becomes probable. The expense will be based on the grant date fair value of the partnership units of Evercore LP, which will be the initial public offering price of the Class A common stock into which these partnership units are exchangeable. 50% of these unvested partnership units will vest if and when Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 90% of the aggregate Evercore LP partnership units owned by them on the date the Reorganization is affected. 100% of the unvested Evercore LP partnership units issued will vest upon the earliest to occur of the following events:

•

When Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the partnership agreement;

•	A change of control of Evercore; or

•

Two of Messrs. Altman, Beutner and Aspe are not employed by, or do not serve as a director of, Evercore Partners Inc. or one of its affiliates within a 10-year period following the initial public offering.

In addition, 100% of the unvested Evercore LP partnership units held by a Senior Managing Director will vest if such Senior Managing Director dies or becomes disabled while in our employ. Evercore’s Equity Committee, which is comprised of Messrs. Altman, Beutner and Aspe, with our concurrence, may also accelerate vesting of unvested Evercore LP partnership units.

A final determination of required purchase accounting adjustments, including the allocation of the purchase price, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with these unaudited condensed consolidated pro forma financial statements are preliminary and have been made solely for the purposes of developing such condensed consolidated pro forma financial statements. At this time, Evercore does not expect that the value of any of the identifiable, definite-lived intangibles will change in a material manner between the time the preliminary valuation was performed and the closing of the transaction when the final valuation will be completed. Additionally, Evercore does not expect any material changes in the value of any of the other assets acquired and liabilities assumed in conjunction with the Protego Combination. Evercore does not expect any uncertainties regarding amortization periods to have a material impact on our financials.

Estimated Purchase Price
Non-Interest Bearing Evercore LP Notes	$7,000
Evercore LP Partnership Units (vested)	27,510
Acquisition Costs	3,112

Estimated Purchase Price	$37,622

Estimated Purchase Price Allocation
Cash	$4,169
Less: Pre-Protego Combination Profits Distribution in Cash	(4,169)

Net Cash	—

Financial Instruments Owned and Pledged as Collateral at Fair Value	131,741
Securities Purchased Under Agreements to Resell	133,066
Accounts Receivable	2,791
Less: Pre-Protego Combination Profits Distribution Paid with Interest in Accounts Receivable	(400)

Net Accounts Receivable	2,391

Investments	1,267
Intangible Assets	3,770
Other Assets	1,924
Other Current Liabilities	(2,308)
Securities Sold Under Agreements to Repurchase	(264,860)
Minority Interest	(839)

Identifiable Net Assets	6,152

Goodwill	$31,470

Pursuant to the agreement with Protego, the above calculation reflects a pro forma cash distribution of pre-Protego Combination profits to the Protego Directors prior to the initial public offering. The distributions are to be funded with available cash, with the remainder to be funded with notes or an assignment of certain accounts receivable. The table above reflects this pro forma distribution as of June 30, 2006. Under a service agreement with a Director who ceased to be employed by Protego in June 2006, Protego will be required to make a payment of up to $2.6 million. The associated expense will reduce Protego’s pre-Protego Combination profits and accordingly reduce Protego’s pre-Protego Combination profits distribution.

(n)	Reflects the residual value of goodwill attributable to the acquisition. Goodwill is based on a provisional purchase price allocation and is equal to the purchase price in excess of the estimated fair value of identifiable net assets acquired, as set forth in Note (m). For tax purposes, such amounts will be amortized straight-line over a fifteen year period.

(o)	Reflects the fair value of intangible assets acquired. Such amount will be amortized over the estimated useful lives of the intangible assets which have been assumed to range from 0.5 to five years for financial statement accounting purposes and fifteen years for tax purposes of these condensed consolidated pro forma financial statements.

(p)	Reflects the elimination of direct costs which have been capitalized in Evercore’s historical statements of financial condition, associated with the acquisition of Protego incurred prior to June 30, 2006. These costs have been added to the estimated purchase price. See Note (m).

(q)	Reflects the issuance of the aggregate principal amount of non-interest bearing Evercore LP notes that are payable in cash of $6.1 million, and $0.9 million of Class A common stock immediately following the closing of the initial public offering (the “Evercore LP Notes”).

(r)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary acquired by Evercore as part of the Protego Combination.

(s)	Reflects the fair value of 1,760,187 vested Evercore LP partnership units issued in connection with the purchase of Protego.

(t)	Reflects the elimination of Protego’s shareholder equity accounts including retained earnings, accumulated other comprehensive income and additional paid-in-capital.

(u)	Reflects net proceeds from the sale by Evercore Partners Inc. of 4,542,500 shares of Class A common stock pursuant to the initial public offering, at an initial public offering price of $21.00 per share of Class A common stock, less underwriting discounts and commissions and estimated expenses payable in connection with the initial public offering and the related transactions.

(v)	Reflects repayment of the Evercore LP Notes issued to effect the Protego Combination using net proceeds from the initial public offering of $6.1 million and the issuance of $0.9 million of Class A common stock and repayment of the outstanding amount under our line of credit of $30 million.

(w)	Reflects the elimination of direct costs incurred through June 30, 2006 of the initial public offering.

(x)	Reflects a minority interest adjustment for the ownership of vested Evercore LP partnership units held directly by Evercore’s Senior Managing Directors, 4,542,500 shares of Class A common stock are issued in connection with the initial public offering. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis.

(y)	Reflects the anticipated one-time grant of restricted stock units. Evercore granted 2,286,055 restricted stock units to its non-Senior Managing Director employees at the time of the initial public offering. 207,116 of the restricted stock units are fully vested and, as a result, Evercore will record compensation and benefits expense at the time of the initial public offering equal to the value of these fully vested restricted stock units. Such expense has been excluded from the unaudited condensed consolidated pro forma statements of income as the charge is a non-recurring charge directly attributable to the acquisition. The remaining 2,078,939 of these restricted stock units are unvested and will vest only upon the same conditions as the unvested partnership units of Evercore LP issued in connection with the Formation Transaction and the Protego Combination described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reorganization”. If and when these unvested restricted stock units vest, Evercore will record compensation and benefits expense at the time of vesting equal to the grant date fair value of the Class A common stock of Evercore Partners Inc. deliverable pursuant to such restricted stock units, which would be calculated based on the initial public offering price of the Class A common stock. As a result, based on the initial public offering price of $21.00 per share, we recorded compensation expense equal to the fair value of the vested restricted stock units issued of $4.3 million and would record additional compensation expense at the time of vesting of the unvested restricted stock units of $43.7 million if all such unvested restricted stock units were to vest.